EXHIBIT 5.1

                       [LETTERHEAD OF SHEARMAN & STERLING]

                                                     August 10, 2000

Granite Construction Incorporated
585 West Beach Street
Watsonville, CA 95076

Ladies and Gentlemen:

      We are acting as counsel for Granite Construction Incorporated (the "Company") in connection with the Registration Statement on Form S-3, as amended
(Registration Statement No. 333-   ) (the "Registration Statement"), filed with
the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the offering, as set forth in the prospectus contained in the Registration Statement (the "Prospectus"), of the Company's shares of common stock, $0.01 par value per share (the "Shares"). The Shares are to be issued from time to time pursuant to the Company's Dividend Reinvestment and Stock Purchase Plan (the "Plan").

      We have examined the originals, or copies identified to our satisfaction, of such corporate records of the Company, certificates of public officials, officers of the Company and other persons, and such other documents, agreements and instruments as we have deemed necessary as a basis for the opinions hereinafter expressed. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

      Our opinion expressed herein is limited to the Federal law of the United States and the General Corporation Law of the State of Delaware.

      Based on the foregoing and having regard for such legal considerations as we deem relevant, we are of the opinion that, when issued and delivered in accordance with the terms of the Plan, the Shares will be legally issued, fully paid and non-assessable.

      We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" contained in the Prospectus which is included in the Registration Statement. In giving this consent, we do not thereby concede that we come within the category of persons whose consent is required by the Securities Act or the rules and regulations promulgated thereunder.

                                                Very truly yours,
                                                /s/ SHEARMAN & STERLING